Pioneer Power Solutions, Inc. - 8K

Exhibit 99.1

Pioneer Power Solutions Announces $7 Million Service Agreement for Emergency Power Backup Systems

Service Agreement with Large National Department Store Chain Bolsters Management’s Full-Year Revenue and EBITDA Outlook

Fort Lee, NJ, July 12, 2016 / PRNewswire / – Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment, today announced the Company has signed a three-year service agreement with one of the largest national department store chains in the U.S. at nearly 1,000 retail locations throughout the country. Annual billings for this order are expected to be approximately $2.3 million per year.

Pioneer, through its Titan Energy Systems Inc. subsidiary, will service and maintain the backup energy systems at the retail locations. The department store chain utilizes backup power generators to ensure business continuity and customer safety in the event of a loss of power from the grid.

Nathan Mazurek, Pioneer’s Chairman and Chief Executive Officer, said, “Maintenance of emergency backup systems is mission critical for retailers. Pioneer will be an integral part of this customer’s enterprise infrastructure, ensuring power redundancy to enable the smooth continuation of operations, the safety of the retailer’s customers and the preservation of perishable inventory items in the event of a temporary power loss. Even a momentary power outage at one location could have a profound impact on a company’s financial performance, customer loyalty or brand reputation. We are pleased to have been selected to maintain power backup systems to fill this critical need.”

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company’s principal products and services include custom-engineered electrical transformers, low and medium voltage switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 13 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Safe Harbor Statement:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company has been delinquent in payment of its federal payroll tax obligations and may not be successful in its requests for the abatement of penalties and payment of past due amounts over an extended period, (ii) the Company’s ability to expand its business through strategic acquisitions, (iii) the Company’s ability to integrate acquisitions and related businesses, (iv) the fact that many of the Company’s competitors are better established and have significantly greater resources, and may subsidize their competitive offerings with other products and services, which may make it difficult for the Company to attract and retain customers, (v) the Company’s dependence on Hydro-Quebec Utility Company and Siemens Industry, Inc. for a large portion of its business, and the fact that any change in the level of orders from Hydro-Quebec Utility Company or Siemens Industry, Inc. could have a significant impact on the Company’s results of operations, (vi) the potential loss or departure of key personnel, including Nathan J. Mazurek, the Company’s Chairman, President and Chief Executive Officer, (vii) the fact that fluctuations between the U.S. dollar and the Canadian dollar will impact the Company’s results, (viii) the Company’s ability to generate internal growth, (ix) market acceptance of existing and new products, (x) the Company’s dependence on a distributor agreement with Generac Power Systems through which its Critical Power segment derives a significant portion of its revenues, (xi) operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor or overhead cost increases, interest rate risk and commodity risk, (xii) restrictive loan covenants or the Company’s ability to repay or refinance debt under its credit facilities that could limit the Company’s future financing options and liquidity position and may limit the Company’s ability to grow its business, (xiii) general economic and market conditions in the electrical equipment, power generation, commercial construction, industrial production, oil and gas, marine and infrastructure industries, (xiv) the impact of geopolitical activity on the economy, changes in government regulations such as income taxes, climate control initiatives, the timing or strength of an economic recovery in the Company’s markets and the Company’s ability to access capital markets, (xv) the fact that unanticipated increases in raw material prices or disruptions in supply could increase production costs and adversely affect the Company’s profitability, (xvi) the fact that the Company’s Chairman controls a majority of the Company’s combined voting power, and may have, or may develop in the future, interests that may diverge from yours, (xvii) material weaknesses in the Company’s internal control over financial reporting that could have an adverse effect on the Company’s business and common stock price, and (xviii) the fact that future sales of large blocks of the Company’s common stock may adversely impact the Company’s stock price. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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